Exhibit 99.1

Ra Medical Systems Reports 2018 Fourth Quarter and Full Year Financial Results

Introduces new integrated commercial strategy to support physician adoption of the DABRA laser system and build long-term customer relationships

Conference call begins at 4:30 pm Eastern time today

CARLSBAD, Calif. (March 14, 2019) – Ra Medical Systems, Inc. (NYSE: RMED), a medical device company focusing on commercializing excimer laser systems to treat vascular and dermatological diseases, today reported financial results for the three and 12 months ended December 31, 2018 and provided a business update.

Recent Operational Highlights

•	Signed 19 new DABRA usage agreements during the fourth quarter of 2018, increasing the total number of agreements to 53 as of December 31, 2018, with varying volumes of purchases.
•

Named Tom Fogarty to the newly created position of Chief Commercial Officer (CCO) to oversee all aspects of commercial operations, including the hiring and training of our sales team. Fogarty brings more than 20 years of medical device leadership and commercialization experience to the position.

•	Presented a 98% success rate from a 52-patient study with the DABRA laser system for the treatment of above- and below-the-knee peripheral artery disease (PAD) at the LINC 2019 conference.
•	Presented a 94% success rate in ablating arterial blockages in PAD from a 200-patient study with the DABRA laser system at the JIM 2019 conference in Italy.

“We face an exciting market opportunity with the DABRA system as a safe, versatile, easy-to-use and cost-effective solution to treat patients with PAD, supported by a growing body of compelling results from physician studies,” said Dean Irwin, CEO of Ra Medical.  “In June 2018 we completed the initial commercial launch of the DABRA laser system and are now transitioning to the next phase in promoting long-term adoption by our customers. This strategic shift is being executed under the leadership of Tom Fogarty, our newly appointed CCO, who is experienced in building productive sales organizations and successfully commercializing vascular products.

“During our steep ramp in the back half of 2018, we experienced certain issues that had an impact on our fourth quarter revenue and into 2019. In particular, the hiring and training of qualified sales personnel was dependent on the onboarding of our CCO and we also found that we needed a more robust training program for our newly hired sales personnel,” he added.  “In addition, we experienced production limitations in our manufacturing process as we scaled up catheter production. We believe we addressed those issues and will begin to see the positive impact on revenue beginning in the second quarter of 2019.”

Fourth Quarter Financial Highlights

Net revenue for the fourth quarter of 2018 was $2.0 million, which consisted of product sales of $1.2 million and service and other revenue of $0.8 million.  This compares with net revenue of $1.9 million for the fourth quarter of 2017, which consisted of product sales of $1.2 million and service and other revenue of $0.7million.  Net revenue from the vascular segment for the fourth quarter of 2018 was $0.6 million compared with $0.2 million for the fourth quarter of 2017.  Net revenue for the fourth quarter of 2018 from the dermatology segment was $1.4 million compared with $1.7 million for the fourth quarter of 2017.

Gross profit margin for the fourth quarter of 2018 was 40% compared with 14% for the fourth quarter of 2017.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2018 were $14.8 million compared with $3.0 million for the fourth quarter of 2017. SG&A expenses in the fourth quarter of 2018 and 2017 included $6.6 million and $1.1 million of stock-based compensation, respectively. Research and development (R&D) expenses for the fourth quarter of 2018 were $1.2 million compared with $0.4 million for the fourth quarter of 2017. R&D expenses in the fourth quarter of 2018 and 2017 included $1.0 million and $0.1 million of stock-based compensation, respectively.

The net loss for the fourth quarter of 2018 was $14.9 million, or $1.18 per share, compared with a net loss for the fourth quarter of 2017 of $3.1 million, or $0.40 per share.

Adjusted EBITDA for the fourth quarter of 2018 was negative $7.0 million compared to Adjusted EBITDA of negative $1.8 million for the fourth quarter of 2017. Adjusted EBITDA is a non-GAAP measure presented as net loss before depreciation expense, interest income, interest expense, income taxes, and stock-based compensation. For additional information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Reconciliations " below.

2018 Financial Highlights

Net revenue for 2018 was $6.3 million, a 7% increase from $5.9 million for 2017.  Product sales for 2018 were $3.2 million, up 3% from $3.1 million in 2017, and service and other revenue was $3.1 million, up 11% from $2.8 million in the prior year.  Net revenue from the vascular segment for 2018 was $1.6 million compared with $0.3 million for 2017.  Net revenue for 2018 from the dermatology segment was $4.7 million compared with $5.6 million for 2017.

Gross profit margin for 2018 was 33% compared with 29% for 2017.

SG&A expenses for 2018 were $30.4 million compared with $14.9 million for 2017.  SG&A expenses in 2018 and 2017 included $11.9 million and $8.7 million of stock-based compensation, respectively. R&D expenses for 2018 were $2.8 million compared with $4.5 million in 2017. R&D expenses in 2018 and 2017 included $2.0 million and $3.3 million of stock-based compensation, respectively.

The net loss for 2018 was $30.8 million, or $3.34 per share, compared with a net loss for 2017 of $17.8 million or $2.35 per share.

Adjusted EBITDA for 2018 was negative $15.8 million compared to adjusted EBITDA of negative $4.8 million for 2017. Adjusted EBITDA is a non-GAAP measure presented as net loss before depreciation expense, interest income, interest expense, income taxes, and stock-based compensation. For additional information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Reconciliations " below.

Ra Medical reported cash and cash equivalents of $64.3 million as of December 31, 2018 compared with $8.2 million as of December 31, 2017.  On October 1, 2018, the Company received net proceeds of approximately $67.3 million from the completion of its IPO.

Outlook

While Ra Medical does not intend to provide quarterly guidance at this time, given the proximity to the end of the quarter, Ra Medical expects total revenue of between $1.0 million and $1.4 million in the first quarter of 2019, which includes revenue in the vascular segment of between $0.3 million and $0.4 million.

Conference Call and Webcast

Ra Medical will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. The conference call dial-in numbers are 866-789-3291 for domestic callers and 404-537-3406 for international callers, and the passcode is 1696453. A live webcast of the call will be available on the Investors section of www.ramed.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 1696453 to access the recording. A webcast replay will be available on the Investors section of www.ramed.com for 30 days, beginning approximately two hours after the completion of the call.

About Ra Medical Systems

Ra Medical Systems commercializes excimer lasers and catheters for the treatment of vascular and dermatological diseases. In May 2017, the DABRA laser system and single-use DABRA catheter received FDA 510(k) clearance in the U.S. as a device for crossing chronic total occlusions, or CTOs, in patients with symptomatic infrainguinal lower extremity vascular disease and with an intended use for ablating a channel in occlusive peripheral vascular disease. Pharos excimer laser system is FDA-cleared and is used as a tool in the treatment of psoriasis, vitiligo, atopic dermatitis, and leukoderma. DABRA and Pharos are both based on Ra Medical’s core excimer laser technology platform and deploy similar mechanisms of action.

Non-GAAP Financial Measures

Ra Medical has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods and years ended December 31, 2018, and December 31, 2017. EBITDA and Adjusted EBITDA are performance measures that provide supplemental information management believes is useful to analysts and investors to evaluate Ra Medical’s ongoing results of operations, when considered alongside other GAAP measures. These measures are intended to aid investors in better understanding Ra Medical’s current financial performance and prospects for the future as seen through the eyes of management. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Management believes that these non-GAAP financial measures facilitate comparisons with Ra Medical’s historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Ra Medical encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. Ra Medical defines EBITDA as our GAAP net loss as adjusted to exclude depreciation, interest income, interest expense, income tax expense.  Ra Medical defines Adjusted EBITDA as our GAAP net loss as adjusted to exclude depreciation, interest income, interest expense, income tax expense and stock-based compensation.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the future growth of Ra Medical’s business; changes in business strategy, including to support physician adoption of the DABRA laser system and build long-term customer relationships; potential benefits of the use of Ra Medical’s products; Ra Medical’s expectation to begin seeing positive effects from its commercial shift in the second quarter of 2019; market expectations and long-term adoption expectation; revenue outlook; future uses of cash; and the potential patient outcomes using the DABRA catheter and laser system. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, challenges inherent in developing , manufacturing, launching, marketing, and selling new products; risks associated with acceptance of DABRA and Pharos and procedures performed using such devices by physicians, payors, and other third parties; development and acceptance of new products or product enhancements; clinical and statistical verification of the benefits achieved via the use of Ra Medical’s products; Ra Medical’s ability to effectively manage inventory; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in Ra Medical’s industry; the impact of rapid technological change; costs and adverse results in any ongoing or future legal proceedings; adverse outcome of regulatory inspections; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2018 to be filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the Company through a variety of means, including our website (www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings, and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Contacts

At the Company:

Jeffrey Kraws

President, Ra Medical Systems

760-707-7516

jkraws@ramed.com

Investors:

LHA Investor Relations

Jody Cain / Kevin McCabe

310-691-7100

jcain@lhai.com / kmccabe@lhai.com

Media:

KCSA Strategic Communications

Caitlin Kasunich / Lisa Lipson

212-896-1241 / 508-843-6428

ckasunich@kcsa.com / llipson@kcsa.com

Ra Medical Systems, Inc.

Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$64,315	$8,237
Accounts receivable, net	1,320	517
Inventories	2,097	1,196
Prepaid expenses and other current assets	1,501	92
Total current assets	69,233	10,042
Property and equipment, net	4,757	1,159
Other non-current assets	45	68
TOTAL ASSETS	$74,035	$11,269
LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)
Current Liabilities
Accounts payable	$1,125	$426
Accrued expenses	2,809	324
Current portion of deferred revenue	1,723	1,714
Current portion of equipment financing	293	44
Other current liabilities	—	125
Total current liabilities	5,950	2,633
Deferred revenue	767	775
Equipment financing	557	19
Stock-based compensation liability	—	15,376
Other liabilities	56	81
Total liabilities	7,330	18,884
Total stockholders’ equity (deficit)	66,705	(7,615)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$74,035	$11,269

Ra Medical Systems, Inc.

Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net revenue
Product sales	$1,201	$1,179	$3,159	$3,067
Service and other	787	758	3,098	2,803
Total net revenue	1,988	1,937	6,257	5,870
Cost of revenue
Product sales	777	1,321	2,652	2,854
Service and other	423	337	1,554	1,311
Total cost of revenue	1,200	1,658	4,206	4,165
Gross profit	788	279	2,051	1,705
Operating expenses
Selling, general and administrative	14,814	3,015	30,435	14,947
Research and development	1,244	359	2,776	4,518
Total operating expenses	16,058	3,374	33,211	19,465
Operating loss	(15,270)	(3,095)	(31,160)	(17,760)
Other income (expense), net	340	(1)	338	(4)
Loss before income tax expense	(14,930)	(3,096)	(30,822)	(17,764)
Income tax expense	7	—	10	1
Net loss	$(14,937)	$(3,096)	$(30,832)	$(17,765)
Basic and diluted net loss per share	$(1.18)	$(0.40)	$(3.34)	$(2.35)
Basic and diluted weighted average common shares outstanding	12,689	7,809	9,230	7,545

Ra Medical Systems, Inc.

Non-GAAP Reconciliations

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Statement of Operations Data:
Net loss	$ (14,937)	$ (3,096)	$ (30,832)	$ (17,765)
Depreciation	236	71	624	218
Interest income	(352)	—	(352)	—
Interest expense	12	1	14	4
Income tax expense	7	—	10	1
EBITDA	(15,034)	(3,024)	(30,536)	(17,542)
Stock-based compensation	8,014	1,178	14,728	12,706
Adjusted EBITDA	$ (7,020)	$ (1,846)	$ (15,808)	$ (4,836)